UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 3, 2024

Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion or Acquisition or Disposition of Assets

On September 3, 2024, pursuant to the previously announced membership interest purchase agreement (the “Purchase Agreement”), dated September 5, 2023, between Body and Mind Inc.’s (the “Company”) wholly owned subsidiary, DEP Nevada, Inc. (“DEP”), and LMTB LLC, an Ohio limited liability company (the “Purchaser”), DEP sold all of the issued and outstanding membership interests in NMG OH P1, LLC (the “Interests”) to the Purchaser as all of the closing conditions have been satisfied or expressly waived, and NMG OH P1, LLC received the State of Ohio Department of Commerce approval to the change of ownership of the License (as defined in the Purchase Agreement) from DEP to the Purchaser. Pursuant to the terms of the Purchase Agreement, the Purchaser paid the purchase price of $2,000,000 to DEP in early 2024 and DEP has now assigned, sold and transferred the Interests to the Purchaser.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the Purchase Agreement, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 12, 2023.

No pro forma financial statements depicting the disposition of NMG OH P1, LLC are required to be included as the disposition does not exceed 20% significance under any of the three significance tests under Regulation S-X 1-02(w).

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: September 10, 2024	By:	/s/ Michael Mills
Michael Mills
President, CEO and Director

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